Exhibit 99.1

www.bankrate.com

For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder — Conference Call and Webcast Today at 4:30 P.M. Eastern Time

Interactive Dial-In: (888) 268-4176, Passcode 91774975. International Callers Dial-In (617) 597-5493, Passcode 91774975 (10 minutes before the call). Webcast: http://investor.bankrate.com/

BANKRATE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2011 FINANCIAL RESULTS

Q4 Revenue of $113.8 million, up 47%

Q4 Adjusted EBITDA of $38.5 million, up 46%

Q4 Adjusted EPS of $0.19, up 111%

NEW YORK, NY – February 6, 2012 – Bankrate, Inc. (NYSE: RATE), today reported financial results for the fourth quarter and full year ended December 31, 2011. Total revenue for the fourth quarter was $113.8 million compared to $77.3 million in the fourth quarter of 2010, an increase of 47%. The increase represents organic growth, since the fourth quarter of 2010 included the full quarterly financial results of the NetQuote and CreditCards.com acquisitions (acquired in July and August of 2010, respectively).

Net income for the quarter was $14.0 million or $0.14 per fully diluted share, compared to a loss of $4.8 million, or $0.05 per fully diluted share in the fourth quarter of 2010. Earnings per fully diluted share, excluding stock based compensation expense, IPO and deal related expenses (“Adjusted EPS”), were $0.19 for the fourth quarter of 2011, compared to Adjusted EPS of $0.09 for the fourth quarter of 2010, representing an increase of 111%.

Adjusted earnings before interest, taxes, depreciation, and amortization, excluding stock based compensation expense and IPO and deal related expenses (“Adjusted EBITDA”), were $38.5 million in the fourth quarter of 2011 compared to $26.4 million in the fourth quarter of 2010, an increase of 46%.

Results for Twelve Months Ended December 31, 2011

Total revenue for the twelve months ended December 31, 2011 was $424.2 million compared to $220.6 million in the full year 2010, representing a $203.6 million or 92% increase. On a pro forma basis (giving effect to the acquisitions of NetQuote and CreditCards.com as if they had occurred on January 1, 2010), total revenue for the full year 2011 was $123.3 million higher, representing an organic increase in revenue of 41% compared to the full year 2010.

Net loss was $13.4 million or $0.14 per fully diluted share for the twelve months ended December 31, 2011, compared to a loss of $21.4 million, or $0.30 per fully diluted share in 2010. Adjusted EPS were $0.61 for the year, compared to pro forma Adjusted EPS of $0.31 in 2010, representing an increase of 97%.

Adjusted EBITDA was $135.4 million for the twelve months ended December 31, 2011 compared to $71.3 million in 2010, an increase of 90%. Total Adjusted EBITDA in 2011 was $42.5 million higher, representing an increase of 46% over the pro forma $93.0 million reported in 2010.

“Our fourth quarter results were very strong with significant growth across all of our verticals, which we believe is testament to our position as a go-to source for consumers and advertisers in the online personal finance space. We believe that our branded, content-rich, destination sites continue to be a valuable resource for consumers,” said Thomas R. Evans, President and CEO of Bankrate, Inc.

First Quarter and Full year 2012 Guidance

“We have started the year with solid growth in line with our expectations. Although, our growth accelerated throughout 2011, we will continue to be prudent in providing future guidance given the volatile economic environment. Therefore, for the first quarter and for the full year 2012, we are guiding towards overall top line growth in the mid- 20% range and EBITDA margins in the lower 30% range,” Mr. Evans stated.

Fourth Quarter 2011 Financial Highlights

•	Total revenue for the quarter was $113.8 million, an increase of 47%, or $36.5 million from the $77.3 million in the same period last year.

•	Adjusted EBITDA of $38.5 million in the fourth quarter was 46% or $12.1 million higher compared to the fourth quarter of 2010.

•	Display advertising or CPM revenue in the fourth quarter was 6% higher compared to the same period last year.

•	Hyperlink or CPC revenue for the quarter was 123% higher compared to the same period last year.

•	Lead generation revenue was 43% higher compared to the fourth quarter 2010.

•

At the end of the fourth quarter, the company’s leverage ratio was 1.4x (1.0x on a net debt basis) based on the company’s trailing twelve month Adjusted EBITDA of $135.4 million compared to 1.6x at the end of the third quarter of 2011.

•

On December 21st, Bankrate announced that it had successfully completed the acquisition of substantially all of the assets of InsWeb Corporation, relating to InsWeb’s insurance lead generation and marketing business. The acquisition is expected to be immediately accretive, and will complement Bankrate’s existing online insurance lead generation business.

Full Year 2011 Highlights

•

Total revenue for the year 2011 of $424.2 million was 92% higher compared to the prior year amount of $220.6 million, and on a pro forma basis, revenues increased 41% vs. the pro forma 2010 revenue of $300.1 million.

•	Adjusted EBITDA of $135.4 million in 2011 was 90% higher compared to the prior year amount of $71.3 million, and was 46% higher vs. pro forma 2010 EBITDA of $93.0 million.

•

The company launched numerous products and initiatives throughout 2011, including a new Rate Table Matrix, New Brokerage Tables & Stock Ticker, a new Insurance Cost Per Click Platform, and Newly Designed Money Market Account Tables.

February 6, 2012 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: (888) 286-4176, passcode 91774975. International participants should dial: (617) 597-5493, passcode 91774975. Please access at least 10 minutes prior to the time the conference is set to begin. A Webcast of this call can be accessed at Bankrate’s Website: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning February 6, 2012 at 6:30 p.m. ET / 3:30 p.m. PT through February 13, 2012 at 11:59 p.m. ET / 8:59 p.m. PT. To listen to the replay, call (888) 286-8010 and enter the passcode: 54018417. International callers should dial (617) 801-6888 and enter the passcode: 54018417.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future. Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate is a leading publisher, aggregator and distributor of personal finance content on the Internet. Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, our flagship website, and other owned and operated personal finance websites, including CreditCards.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, Nationwide Card Services, InsuranceQuotes.com, CarInsuranceQuotes.com, InsureMe, Bankrate.com.cn, CreditCards.ca, NetQuote.com, and CD.com. Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of nearly 600 local markets in all 50 U.S. states, Bankrate generates over 172,000 distinct rate tables capturing on average over three million pieces of information daily. Bankrate develops and provides web services to over 75 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, AOL, CNBC and Bloomberg. In addition, Bankrate licenses editorial content to over 100 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times and The Boston Globe.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in the discussion above may be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our web site; increased competition and its effect on our website traffic, advertising rates, margins and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites; interest rate volatility; technological changes; our ability to manage traffic on our websites and service interruptions; our ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; our ability to attract and retain executive officers and personnel; the impact of resolution of lawsuits to which we are a party; our ability to protect our intellectual property; the effects of facing liability for content on our Online Network; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our expansion of operations in China and possibly expansion to other international markets, in which we may have limited experience; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the concentration of ownership of our common stock; the strength of the U.S. economy in general; changes in monetary and fiscal policies of the U.S. Government; changes in consumer spending and saving habits; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines and our ability to manage the risks involved in the foregoing. These and additional important factors to be considered are set forth under “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”’ and in the other sections of our Registration Statement on Form S-1 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

-Financial Statements Follow-

###

Bankrate, Inc. and Subsidiaries

Consolidated Balance Sheets

($ In thousands, except per share data)

	December 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$56,213	$115,630
Accounts receivable, net of allowance for doubtful accounts of $1,534 and $943 at December 31, 2011 and 2010	60,543	42,731
Deferred income taxes	24,690	16,326
Prepaid expenses and other current assets	2,535	5,489

Total current assets	143,981	180,176
Furniture, fixtures and equipment, net of accumulated depreciation of $6,676 and $2,797 at December 31, 2011 and 2010	9,065	6,321
Intangible assets, net of accumulated amortization of $81,212 and $42,058 at December 31, 2011 and 2010	378,240	365,745
Goodwill	595,522	559,168
Other assets	10,604	14,217

Total assets	$1,137,412	$1,125,627

Liabilities and Stockholders’ Equity
Liabilities
Accounts payable	$9,564	$11,565
Accrued expenses	26,288	17,143
Acquisition related payables	3,908	1,735
Deferred revenue and customer deposits	5,891	6,435
Payable to dissenting stockholders	—	56,698
Accrued interest	10,588	16,393
Other current liabilities	61	5,066

Total current liabilities	56,300	115,035
Deferred income taxes	82,670	81,305
Senior secured notes, net of unamortized discount	193,613	297,417
Other liabilities	16,367	5,814

Total liabilities	348,950	499,571

Commitment and contingencies
Stockholders’ equity
Common stock, par value $.01 per share—300,000,000 shares authorized at December 31, 2011 and 2010; 99,992,000 and 87,379,865 shares issued and outstanding at December 31, 2011 and 2010	1,000	874
Additional-paid in capital	832,797	657,095
Accumulated deficit	(44,595)	(31,173)
Accumulated other comprehensive loss	(740)	(740)

Total stockholders’ equity	788,462	626,056

Total liabilities and stockholders’ equity	$1,137,412	$1,125,627

Bankrate, Inc. and Subsidiaries

Consolidated Statements of Operations

($ In thousands, except per share data)

	Three months ended		Year ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenue	$113,769	$77,265	$424,200	$220,598
Cost of revenue (excludes depreciation and amortization)	32,371	28,819	143,600	85,326

Gross margin	81,398	48,446	280,600	135,272

Operating expenses:
Sales	3,428	2,369	13,129	8,624
Marketing	26,271	9,889	85,888	23,672
Product development	3,955	2,442	14,520	8,722
General and administrative	11,817	7,320	37,134	22,991
Legal settlement	—	1,505	—	1,646
Acquisition, offering and related expenses and related party fees	3,390	1,251	44,248	17,390
Restructuring charges	1,034	(70)	1,272	3,288
Depreciation and amortization	10,971	9,652	43,536	35,226

	60,866	34,358	239,727	121,559

Income from operations	20,532	14,088	40,873	13,713
Interest expense, net	(6,639)	(10,519)	(32,078)	(38,761)
Loss on early extinguishment of debt	—	—	(16,629)	—

Income (loss) before income taxes	13,893	3,569	(7,834)	(25,048)
Income tax expense (benefit)	(152)	8,323	5,588	(3,651)

Net income (loss)	$14,045	$(4,754)	$(13,422)	$(21,397)

Basic and diluted net income (loss) per share:
Basic	$0.14	$(0.05)	$(0.14)	$(0.30)
Diluted	0.14	(0.05)	(0.14)	(0.30)
Weighted average common shares outstanding:
Basic	99,879,865	87,109,241	94,160,687	71,499,744
Diluted	100,933,237	87,109,241	94,160,687	71,499,744

Bankrate, Inc. and Subsidiaries

Consolidated Statements of Operations—NON-GAAP

($ In thousands, except per share data)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
Revenue	$113,769	$77,265	$424,200	$220,598
Cost of revenue (excludes depreciation and amortization)	32,163	28,819	143,155	85,326

Gross margin	81,606	48,446	281,045	135,272

Operating expenses:
Sales	3,013	2,369	12,230	8,624
Marketing	26,010	9,889	85,368	23,672
Product development	3,493	2,442	13,535	8,722
General and administrative	10,581	7,320	34,474	22,991
Legal settlement	—	1,505	—	1,646
Acquisition, offering and related expenses and related party fees	3,390	1,251	44,248	17,390
Restructuring charges	1,034	(70)	1,272	3,288
Stock based compensation	2,582	—	5,509	—
Depreciation and amortization	10,971	9,652	43,536	35,226

	61,074	34,358	240,172	121,559

Income (loss) from operations	20,532	14,088	40,873	13,713
Interest expense, net	(6,639)	(10,519)	(32,078)	(38,761)
Loss on early extinguishment of debt	—	—	(16,629)	—

Income (loss) before income taxes	13,893	3,569	(7,834)	(25,048)
Income tax expense (benefit)	(152)	8,323	5,588	(3,651)

Net income (loss)	$14,045	$(4,754)	$(13,422)	$(21,397)

Basic and diluted net income (loss) per share:
Basic	$0.14	$(0.05)	$(0.14)	$(0.30)
Diluted	0.14	(0.05)	(0.14)	(0.30)
Weighted average common shares outstanding:
Basic	99,879,865	87,109,241	94,160,687	71,499,744
Diluted	100,933,237	87,109,241	94,160,687	71,499,744
Adjusted EBITDA (1)	$38,509	$26,426	$135,438	$71,263

(1)	Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization adjusted to exclude legal settlement, acquisition-related costs and related party fees, loss on early extinguishment of debt, restructuring charges and stock-based compensation expense.

	100,933,237	100,933,237	100,933,237	100,933,237
Adjusted EBITDA
Income from operations, GAAP basis	$20,532	$14,088	$40,873	$13,713
Legal settlement	—	1,505	—	1,646
Acquisition-related costs and related party fees	3,390	1,251	44,248	17,390
Restructuring charges	1,034	(70)	1,272	3,288
Stock based compensation	2,582	—	5,509	—
Depreciation and amortization	10,971	9,652	43,536	35,226

Adjusted EBITDA	$38,509	$26,426	$135,438	$71,263

Bankrate, Inc. and Subsidiaries

Pro forma Consolidated Statements of Operations (unaudited)

($ in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Year ended
				Pro forma (1)
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
Revenue	$113,769	$77,265	$424,200	$300,887
Adjusted EBITDA (2)	$38,509	$26,426	$135,438	$92,974

Adjusted EBITDA margin	33.8%	34.2%	31.9%	30.9%
Adjusted net income (3)	$19,096	$9,458	$61,680	$31,351

Adjusted EPS	$0.19	$0.09	$0.61	$0.31

Common shares outstanding (5):	100,933,237	100,933,237	100,933,237	100,933,237

(1)	The unaudited pro forma amounts give effects to the acquisitions of NetQuote and CreditCards and the issuance of Senior Secured Notes as if they had occurred on January 1, 2010.
(2)	Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization adjusted to exclude legal settlement, acquisition-related costs and related party fees, loss on early extinguishment of debt, restructuring charges and stock-based compensation expense.

	100,933,237	100,933,237	100,933,237	100,933,237
Adjusted EBITDA				Proforma
Income from operations	$20,532	$14,088	$40,873	$35,323
Legal settlement	—	1,505	—	1,495
Acquisition, offering and related expenses and related party fees	3,390	1,251	44,248	7,381
Restructuring charges	1,034	(70)	1,272	3,568
Stock based compensation	2,582	—	5,509	—
Depreciation and amortization	10,971	9,652	43,536	45,207

Adjusted EBITDA	$38,509	$26,426	$135,438	$92,974

(3)	Adjusted net income adds back legal settlement; acquisition, offering related expenses and related party fees; restructuring charges; stock based compensation expense; loss on early extinguishment of senior secured notes; amortization expense.

	100,933,237	100,933,237	100,933,237	100,933,237
Adjusted net income				Proforma
Income (loss) before income taxes	$13,893	$3,569	$(7,834)	$(6,037)
Legal settlement	—	1,505	—	1,495
Acquisition, offering and related expenses and related party fees	3,390	1,251	44,248	7,381
Restructuring charges	1,034	(70)	1,272	3,568
Stock based compensation	2,582	—	5,509	—
Loss on early extinguishment of debt	—	—	16,629	—
Amortization expense	10,406	9,250	41,290	44,988

Adjusted income before tax	31,305	15,505	101,114	51,395
Income tax (4)	12,209	6,047	39,434	20,044

Adjusted net income	$19,096	$9,458	$61,680	$31,351

(4)	Assumes 39% income tax rate.
(5)	Pro forma for post-IPO share count for all periods presented.